EXHIBIT 10 (ix)
LOAN AND SECURITY AGREEMENT


THIS LOAN AND SECURITY AGREEMENT (Agreement) is made this _____ day of ________________________________, 1996, by and between FREDERICK BREWING CO., a Maryland corporation
(Borrower), and SIGNET BANK (Bank).
RECITALS

WHEREAS, Borrower has requested Bank to extend credit to Borrower in the aggregate principal amount of Nine Hundred Sixty-Nine Thousand Dollars ($969,000.00); and
WHEREAS, Bank is willing to extend such credit to Borrower upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, Borrower and Bank do hereby agree as follows:
1.  CONSTRUCTION AND DEFINITION OF TERMS

All terms used herein without definition which are defined by the Maryland Uniform Commercial Code shall have the meanings assigned to them by the Maryland Uniform Commercial Code unless and to the extent varied by this Agreement. Unless the context otherwise requires, all of the accounting terms used herein without definition shall have the meanings assigned to them as determined by GAAP except to the extent varied by this Agreement. Whenever the phrase satisfactory to
Bank is used in this Agreement such phrase shall mean satisfactory to
Bank in its sole discretion. The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:
Affiliate shall mean:  (a) any person in which Borrower
legally or beneficially owns or holds, directly or indirectly, any capital stock or other equity interest; (b) any person that is a partner in or of Borrower, a partnership in which Borrower is a partner, a joint venture in which Borrower is a joint venturer, or a joint venturer in or of Borrower;
(c) any person that is a director, officer, employee, stockholder (legally or beneficially) or other affiliate of any of the foregoing or of Borrower; and (d) any person that directly or indirectly controls, is under the control of, or is under common control with, Borrower, including, without limitation, any person that directly or indirectly has the right or power to direct the management or policies of Borrower and any person whose management or policies Borrower directly or indirectly has the right or power to direct.
Banking Day shall mean any day that banks in the State of
Maryland are not required or not permitted to be closed.
Blue II shall mean Blue II, LLC, a Maryland limited
liability company.
Blue II Bond Financing shall mean the transaction pursuant
to which, among other things, (a) MEDCO shall issue a taxable economic development revenue bond in the principal amount not to exceed $3,000,000.00, (b) such bond shall be purchased by Bank, and (c) the proceeds from the sale of such bond shall be lent by MEDCO to Blue II to finance the acquisition and construction of certain improvements upon the New Business Premises.
Business Premises shall mean the Existing Business
Premises and the New Business Premises.
Certified shall mean that the information, statement,
schedule, report or other document required to be Certified contains a representation by Borrower, that to Borrowers knowledge and belief after diligent inquiry, such information, statement, schedule, report or other document is true and complete in all material respects.
Closing shall mean the first date on which funds are
advanced to Borrower hereunder.
Code shall mean the Internal Revenue Code of 1986, as the
same may be amended from time to time.
Collateral shall mean:  (a) all Receivables, Inventory and
Equipment and, in addition, all other property of Borrower in which Bank has, or may in the future acquire or be granted, a Lien hereunder or under any of the Other Agreements; (b) all amounts now or in the future owed by Bank to Borrower and all property and funds of Borrower (including deposit accounts, certificates of deposit, and investments made or managed by Bank on behalf of Borrower), now owned or hereafter acquired by Borrower and now or hereafter in Banks possession or control; (c) all present and future substitutions, replacements, appurtenances, accessories, accessions and materials and supplies relating to any of the foregoing; (d) all of Borrowers present and future books and records in any form, in or on any media, including data processing materials in any form (including software, tapes, discs and the like), whether in the possession of Borrower or any other person; and
(e) all present and future proceeds and products of all of the foregoing in any form whatsoever and all rights, including rights to the payment of money for any reason, arising on account of any sale, assignment, lease, rental, license, exchange, liquidation, condemnation, taking, theft or any disposition of any nature of, or any damage or casualty to, or any loss with respect to, any of the foregoing or any rights or interests of
Borrower in any of the foregoing, including, without limitation, cash proceeds (including all payments under any indemnities, warranties or guaranties payable with respect to any of the foregoing), noncash proceeds and proceeds acquired with cash proceeds, whether any such proceeds constitute consumer goods, farm products, equipment, inventory, documents of title, chattel paper, accounts, instruments or general intangibles, and all proceeds of insurance policies insuring any of the foregoing or any risks to Borrower associated with any of the foregoing.
Copyrights shall mean all of Borrowers right, title and
interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign copyrights, copyright registrations and copyright applications, whether or not registered or filed with any governmental authority, together with (a) all renewals thereof, (b) all present and future rights of Borrower under all present and future license agreements relating thereto, whether Borrower is licensee or licensor thereunder, (c) all income, royalties, damages and payments now or hereafter due and/or payable to Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) all of Borrowers present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (e) all rights corresponding thereto throughout the world. The Copyrights shall include, without limitation, those Copyrights listed on Schedule 1 attached hereto and made a part hereof.
Default shall mean any event which, with the giving of
notice or passage of time (or both), would constitute an Event of Default. Default Rate of Interest shall mean a fluctuating rate of interest equal to the applicable LIBOR Rate in effect from time to time plus three and one-half percent (3.5%) per annum.
Determination Date shall mean the date of Closing and the
same day of each succeeding month thereafter.
Environmental Laws shall mean all federal, state, local and
foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.
Equipment shall mean:  (a) all equipment of Borrower of
every type and description, now owned and hereafter acquired and wherever located, including, without limitation, all machinery, vehicles and other rolling stock, furniture, furnishings, tools, dies, leasehold improvements, fixtures, and materials and supplies relating to any of the foregoing; (b) all present and future documents of title and trust receipts relating to any of the foregoing; (c) all present and future rights, claims and causes of action of Borrower in connection with purchases by
Borrower of (or contracts for the purchase by Borrower of), or warranties relating to, or damages to, goods held or to be held by Borrower as equipment; (d) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing; (e) all present and future rights, claims and causes of action of Borrower in connection with any agreements pursuant to which any suppliers, manufacturers or other persons have agreed or may agree, conditionally or otherwise, to purchase or repurchase from
Borrower, in bulk or otherwise, any goods held or to be held by Borrower as equipment; and (f) all present and future general intangibles of
Borrower in any way relating to any of the foregoing.
ERISA shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time, and any successor legislation, and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.
Event of Default shall mean any of the events described in
Section 8 hereof.
Existing Business Premises shall mean 103 South Carroll
Street, Frederick, Maryland 21701.
Frederick Bond Financing shall mean the transaction
pursuant to which, among other things, (a) MEDCO shall issue a taxable economic development revenue bond (the Bond) in the principal amount not to exceed $1,500,000.00, (b) the Bond shall be purchased by
Bank, and (c) the proceeds from the sale of the Bond shall be lent by
MEDCO to Borrower to finance the purchase of brewing equipment for use at the New Business Premises and at the Existing Business Premises.
GAAP shall mean generally accepted accounting principles
in the United States of America in effect from time to time. In the event of a change in GAAP affecting the covenants contained in
Subsections 6.15-6.18 of this Agreement or definitions contained in
Section 1 of this Agreement relating to such covenants, such covenants and definitions shall continue to be applied as though such change in
GAAP had not occurred unless and until Bank and Borrower shall agree in writing to amend or adjust such covenants or definitions as deemed necessary as a result of such change in GAAP.
good faith shall mean, with respect to a determination to be made by Bank in good faith, that Bank shall make such determination honestly and not maliciously.
Hazardous Substance shall mean any flammable explosives,
radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum-based products, methane and all other pollutants, contaminates, chemicals, industrial substances, industrial wastes, toxic substances, toxic wastes, toxic materials, hazardous substances, hazardous wastes and hazardous materials. The meaning of each term used in this definition shall include, without limitation, the meaning or meanings assigned to such term by any Environmental Laws.
Indebtedness shall include all items which would properly
be included in the liability section of a balance sheet or in a footnote to a financial statement in accordance with GAAP, and shall also include all contingent liabilities.
Intellectual Property shall mean:  (a) all Copyrights; (b) all
Patents; (c) all Trademarks; (d) all Licenses; (e) all goodwill of
Borrower; (f) all present and future trade secrets of Borrower; and (g) all other present and future intellectual property of Borrower.
"Interest Period" shall mean each one-month period beginning on a Determination Date and ending on the next succeeding
Determination Date
Inventory shall mean:  (a) all inventory of Borrower of
every type and description, now owned and hereafter acquired and wherever located, including, without limitation, raw materials, work in process, finished goods, goods returned or repossessed, and goods held for demonstration, marketing or similar purposes; (b) all present and future materials and supplies of Borrower used, usable or consumed in the course of Borrowers business, whether relating to the manufacture, assembly, installation, repair, packaging, packing or shipment of goods by Borrower, or relating to advertising or any other aspect of Borrowers business; (c) all present and future personal property of Borrower in or on which any of the foregoing is stored or maintained; (d) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing; (e) all present and future documents of title and trust receipts relating to any of the foregoing; (f) all present and future customer lists of Borrower;
(g) all present and future rights of Borrower in connection with goods consigned to or by Borrower; (h) all present and future rights of
Borrower as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation; (i) all present and future rights, claims and causes of action of Borrower in connection with purchases by
Borrower of (or contracts for the purchase by Borrower of), or warranties relating to, or damages to, goods held or to be held by Borrower as inventory; (j) all present and future rights, claims and causes of action of Borrower in connection with any agreements pursuant to which any suppliers, manufacturers or other persons have agreed or may agree, conditionally or otherwise, to purchase or repurchase from Borrower, in bulk or otherwise, any goods held or to be held by Borrower as inventory; and (k) all present and future general intangibles of Borrower in any way relating to any of the foregoing.
LIBOR Rate  shall mean, with respect to any Interest
Period, an interest rate per annum equal to the offered rate on Eurodollar deposits for a term comparable to the duration of such Interest Period, which appears on the display designated "LIUS01M" (for one month deposits) of "Index HP" under the "YIELD" column for the date of
LIBOR Rate determination in the "CLOSE/MID/YIELD TABLE"
published by Bloomberg L.P. (or such other Table as may replace the "CLOSE/MID/YIELD TABLE" of that service for the purpose of displaying London interbank offered rates of major banks or, if such
Table is not available at any such time, a comparable source, as determined in the sole discretion of, and selected by, Bank in good faith, of London interbank offered rates of major banks, as may be available from a similar service). The LIBOR Rate for any Interest Period shall be determined by Bank as of 10:00 a.m. (Baltimore time) on the first day of such Interest Period. If more than one such rate is published by
Bloomberg L.P. or its replacement, the LIBOR Rate shall be the arithmetic mean of such offered rates. If no such rate shall be published by Bloomberg L.P. or its replacement, the LIBOR Rate shall be the rate
(or, if applicable, the arithmetic mean of the rates) published for the immediately preceding Banking Day.
Lien shall mean any statutory or common law consensual or
nonconsensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.
Loan shall mean the loan made to Borrower by Bank
pursuant to Subsection 2.01 hereof.
Loan Maturity Date  shall mean July   , 1997.
Maximum Loan Amount shall mean Nine Hundred Sixty-
Nine Thousand Dollars ($969,000.00).
MEDCO shall mean the Maryland Economic Development
Corporation, a body corporate and politic created and existing under the constitution and laws of the State of Maryland.
New Business Premises shall mean the Business Premises of
Borrower to be leased from and acquired and constructed by Blue II with the proceeds of the Blue II Bond Financing, such Premises to be located at 4607 Wedgewood Boulevard, Frederick, Maryland 21703, being further identified as Lot 13, Wedgewood Business Park, situate on Wedgewood Boulevard, Buckeystown Election District No. 1, Frederick County,
Maryland.
Non-Default Rate of Interest shall mean a fluctuating rate of interest equal to the applicable LIBOR Rate in effect from time to time plus one and one-half percent (1.5%) per annum.
Note shall mean a promissory note of Borrower in the form attached hereto as Exhibit A, and all renewals, replacements and extensions thereof.
Obligations shall mean, as the same may be amended, modified, extended, renewed, supplemented, increased, refinanced, consolidated or replaced from time to time, all present and future obligations, indebtedness and liabilities of Borrower to Bank arising under this Agreement or any of the Other Agreements (including, without limitation, all principal amounts, including future advances, interest charges, service charges, late charges, fees and all other charges and sums, as well as all costs and expenses, including attorneys fees and expenses, payable or reimbursable by Borrower under or pursuant to this Agreement and the Other Agreements), whether direct or indirect, joint or several, contingent or non-contingent, matured or unmatured, accrued or not accrued, liquidated or unliquidated, secured or unsecured, whether or not any instrument or agreement relating thereto specifically refers to this Agreement, and all claims of Bank against Borrower arising or re-arising on account of or as a result of any payment made by Borrower with respect to any obligations included in this definition which is rescinded or recovered from or restored or returned by Bank under authority of any law, rule, regulation, order of court or governmental agency, or in connection with any compromise or settlement relating thereto or relating to any pending or threatened action, suit or proceeding relating thereto, whether arising out of any proceedings under the United States Bankruptcy Code or otherwise.
Other Agreements shall mean, as the same may be amended, modified, extended, renewed, supplemented or replaced from time to time, any and all agreements, contracts, promissory notes and other instruments (including the Note), drafts, checks, bankers acceptances, security agreements, assignments, pledge agreements, hypothecation agreements, indemnification agreements, letters of credit and applications and agreements relating thereto, subordination agreements, mortgages, deeds of trust, leases, guaranties and other documents now or hereafter existing (a) executed and/or delivered in connection with this Agreement or any of the Obligations, or (b) evidencing, guaranteeing, securing (directly or indirectly), subordinating other obligations of Borrower to, containing any warranties, covenants, agreements or representations of any person relating to, or in any other manner relating to, any of the Obligations. The Other Agreements shall include, without limitation, the instruments and documents referred to in Subsection 5.01 hereof.
Patents shall mean all of Borrowers right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all United States and foreign patents, and pending and abandoned United States and foreign patent applications, including, without limitation, the inventions and improvements described or claimed therein, together with (a) any reissues, divisions, continuations, certificates of reexamination, extensions and continuations-in-part thereof, (b) all present and future rights of Borrower under all present and future license agreements relating thereto, whether Borrower is licensee or licensor thereunder, (c) all income, royalties, damages and payments now or hereafter due and/or payable to Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) all of Borrowers present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (e) all rights corresponding thereto throughout the world. The Patents shall include, without limitation, those Patents listed on Schedule 1 attached hereto and made a part hereof.
Permitted Liens shall mean: (a) Liens of Bank; (b) Liens for taxes not delinquent or for taxes being diligently contested in good faith by Borrower by appropriate proceedings, subject to the conditions set forth in Subsection 6.02 hereof and provided such Lien is subordinate to any security interest of Bank in the property encumbered by such Lien;
(c) mechanics, artisans, materialmans, landlords, carriers or other like Liens arising in the ordinary course of business with respect to obligations which are not due; (d) Liens arising out of a judgment, order or award with respect to which Borrower shall in good faith be prosecuting diligently an appeal or proceeding for review and with respect to which there shall be in effect a subsisting stay of execution pending such appeal or proceeding for review, provided appropriate reserves therefor are established by Borrower in accordance with GAAP and provided such Liens are subordinate to Banks security interest in the property encumbered by such Lien; (e) any deposit of funds made in the ordinary course of business to secure obligations of Borrower under workers compensation laws, unemployment insurance laws or similar legislation, to secure public or statutory obligations of Borrower, to secure surety, appeal or customs bonds in proceedings to which Borrower is a party, or to secure Borrowers performance in connection with bids, tenders, contracts (other than contracts for the payment of money), leases or subleases made by Borrower in the ordinary course of business; (f)
Liens granted to MEDCO (and assigned by MEDCO to Bank) in connection with the Frederick Bond Financing; (g) existing purchase money Liens on vehicles and other rolling stock; and (h) Liens specifically consented to by Bank in writing (including, without limitation, those Liens described in the Permitted Liens Exhibit attached hereto and incorporated herein).
person shall mean any individual, corporation, partnership, joint venture, association, trust, government (or subdivision, agency or department thereof) or any other entity of any kind.
Prime Rate shall mean the annual percentage rate periodically chosen and recorded by Bank as an index (called the prime rate), at, above or below which interest rates are established for certain nonconsumer loans. Any adjustment in the Prime Rate shall be made effective for purposes of this Agreement as of the date of such adjustment.
Receivables shall mean: (a) all of Borrowers present and future accounts, contract rights, receivables, promissory notes and other instruments, chattel paper and general intangibles; (b) all present and future tax refunds of Borrower and all present and future rights of Borrower to refunds or returns of prepaid expenses, including unearned insurance premiums; (c) all present and future cash of Borrower; (d) all deposit accounts now or hereafter maintained or established by, for or on behalf of Borrower with any bank or other institution, and all balances of funds now or hereafter on deposit in all such accounts, including, without limitation, all checking accounts, collection accounts, lockbox accounts, disbursement accounts, concentration accounts and all other deposit accounts of every kind and nature; (e) all present and future judgments, orders, awards and decrees in favor of Borrower and causes of action in favor of Borrower; (f) all present and future claims, rights of indemnification and other rights of Borrower under or in connection with any contracts or agreements to which Borrower is or becomes a party or third party beneficiary; (g) all rights and claims of Borrower with respect to any deposits of money or other property made with any lessors of any property, insurers, bonding agents or any other persons; (h) all present and future rights and claims which Borrower may now or hereafter have under any insurance policies, contracts or coverages now or hereafter in effect; (i) all goods previously or hereafter returned, repossessed or stopped in transit, the sale, lease or other disposition of which contributed to the creation of any account, instrument or chattel paper of Borrower; (j) all present and future rights of Borrower as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation; (k) all rights which Borrower may now or at any time hereafter have, by law or agreement, against any account debtor or other obligor of Borrower, and all rights and Liens which Borrower may now or at any time hereafter have, by law or agreement, against any property of any account debtor or other obligor of Borrower; (l) all present and future interests and rights of Borrower, including rights to the payment of money, under or in connection with all present and future leases and subleases of real or personal property to which Borrower is a party, as lessor, sublessor, lessee or sublessee; (m) all present and future customer lists of Borrower; (n) all present and future contingent and non-contingent rights of Borrower to the payment of money for any reason whatsoever, whether arising in contract, tort or otherwise, whether or not such rights are otherwise included in this definition; and (o) all present and future rights of Borrower with respect to licenses, patents, copyrights, franchises, trade names and trademarks including, without limitation, the Intellectual Property.
State shall mean any State of the United States and the District of Columbia.
Subsidiary shall include any corporation at least a majority of the outstanding Voting Stock of which, now or in the future, is owned or controlled by Borrower, directly or indirectly through one or more Subsidiaries.
Trademarks shall mean all of Borrowers right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign trademarks, trademark registrations, trademark applications and trade names, whether or not registered or filed with any governmental authority, together with (a) all renewals thereof, (b) all present and future rights of Borrower under all present and future license agreements relating thereto, whether Borrower is licensee or licensor thereunder, (c) all income, royalties, damages and payments now or hereafter due and/or payable to Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) all of Borrowers present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (e) all rights corresponding thereto throughout the world. The Trademarks shall include, without limitation, those Trademarks listed on Schedule 1 attached hereto and made a part hereof.
Voting Stock shall mean the shares of any class of capital stock of a corporation having ordinary voting power to elect the directors, officers or trustees thereof, including such shares that shall or might have voting power by reason of the occurrence of one or more conditions or contingencies.
2.  THE LOAN

2.01 Loan. (a) Bank agrees to make a loan to Borrower in the Maximum Loan Amount, subject to all of the terms and conditions of this Agreement (the Loan). If the entire principal amount of the Loan is not advanced at Closing, any request for an advance by Borrower subsequent to Closing shall be made not less than two Banking Days prior to the requested date for the making of such advance and shall be accompanied by such information and documents (which shall be certified if required by Bank) concerning (i) the amount of the requested advance (which may not exceed one hundred percent (100%) of the purchase price (exclusive of delivery, installation and related charges) of the equipment being financed with the proceeds thereof), (ii) the date such advance is to be made, (iii) the equipment to be purchased with the proceeds of such advance (including, without limitation, copies of invoices) as Bank may reasonably require, (iv) the financial condition of Borrower, and (v) such other matters as Bank may from time to time require. In no event shall Bank be obligated to make any advance hereunder (A) if a Default or an Event of Default shall have occurred, (B) if such advance would cause the total principal amount of advances made under the Loan to exceed (or to further exceed) the Maximum Loan Amount, or (C) for the purpose of refinancing or reimbursing Borrower for any required equity contribution in connection with the Blue II Bond Financing and/or the Frederick Bond Financing. Even if the total principal amount of advances outstanding under the Loan shall at any time and for any reason exceed the Maximum
Loan Amount, Borrower and all guarantors shall nonetheless be liable for the entire principal amount outstanding, with interest thereon at the rate and calculated in the manner provided herein and in the Note, in accordance with and subject to this Agreement, the Note and the guaranties of such guarantors. If the total principal amount of advances outstanding under the Loan shall at any time exceed the Maximum Loan Amount, Borrower shall immediately pay to Bank upon demand the amount of such excess, with interest thereon at the rate and calculated in the manner provided herein and in the Note. Borrower agrees that Borrower shall be liable for, and the Collateral shall secure, the repayment of each advance made by Bank to or for Borrower under the Loan, with interest at the rate and calculated in the manner provided herein and in the Note, whether or not such advance was duly requested or authorized by Borrower and whether or not any person requesting such advance was duly authorized to make such request. Advances made under the Loan which are repaid may not be reborrowed.
(b) Borrowers obligation to repay all advances under the Loan with interest shall be evidenced by, and such advances shall be repaid with interest in accordance with, the Note. The entire unpaid principal amount of the Loan, together with all accrued and unpaid interest thereon, shall be due and payable on the Loan Maturity Date.
2.02 Interest. Until the occurrence of an Event of Default, all principal sums outstanding under the Loan and/or the Note shall bear interest at the Non-Default Rate of Interest. After the occurrence of an Event of Default, all principal sums outstanding under the Loan and/or the Note shall bear interest until paid at the Default Rate of Interest. Interest shall be payable monthly as provided in the Note and shall be calculated on a year of 360 days based upon the actual number of days elapsed.
2.03 Prepayment. Borrower may at its option prepay any or all of the Loan in whole at any time or in part from time to time without penalty or premium. All prepayments shall be accompanied by the payment of accrued and unpaid interest on the Loan to the date of payment. All payments may, in Banks discretion, be applied first to the payment of accrued and unpaid interest and then to the unpaid principal balance.
2.04 Late Charge. If any payment required to be made by Borrower hereunder or under the Note is not paid within 15 days after the date on which such payment is due, Borrower shall pay to Bank on demand a late charge equal to 5% of the amount of such payment.
3.  SECURITY

3.01 Security Interest. As security for the payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, Borrower hereby grants to Bank a lien and continuing security interest in, and pledges and assigns to Bank, the Collateral. Banks security interest shall continually exist until (a) all Obligations have been paid in full, and
(b) there exists no commitment by Bank which could give rise to any Obligations, whether or not all Obligations shall at any time or from time to time be reduced to zero. Borrower shall make notations, satisfactory to Bank, on its books and records disclosing the existence of Banks security interest in the Collateral. Bank shall have no liability or duty, either before or after the occurrence of an Event of Default hereunder, on account of loss of or damage to, or to collect or enforce any of its rights against, the Collateral, or to preserve any rights against account debtors or other parties with prior interests in the Collateral, the sole duty of Bank in this regard being to exercise reasonable care with respect to tangible Collateral in its actual possession.
3.02    Covenants and Representations Concerning Collateral.
With respect to all of the Collateral, Borrower covenants, warrants and represents that:
	(a) No financing statement covering any of the Collateral is on file in any public office or land or financing records except for financing statements in favor of Bank and financing statements with respect to any Permitted Liens described in the Permitted Liens
Exhibit and Borrower is the legal and beneficial owner of all of the Collateral, free and clear of all Liens, except for Permitted Liens.
	(b) The security interest granted Bank hereunder shall constitute a first priority Lien upon the Collateral, except for any existing Liens described in the Permitted Liens Exhibit. Borrower will not, except in the ordinary course of business, transfer, discount, sell, grant or assign any interest in the Collateral nor, without Banks prior written consent, permit any other Lien to be created or remain thereon except for Permitted Liens.
	(c) Borrower will maintain the Collateral in good order and condition, ordinary wear and tear excepted, and will use, operate and maintain the Collateral in material compliance with all laws, regulations and ordinances and in material compliance with all applicable insurance requirements and regulations. Borrower will promptly notify
Bank in writing of any litigation involving or affecting the Collateral which Borrower knows or has reason to believe is pending or threatened. Borrower will promptly pay when due all taxes and all transportation, storage, warehousing and other such charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Borrowers expense, against all claims and demands of any persons claiming any interest in the Collateral adverse to Borrower or Bank.
	(d) At all reasonable times (after prior notice to Borrower (which may be given orally by telephone) if no Default or Event of Default shall have occurred) Bank and its agents and designees may enter the Business Premises and any other premises of Borrower and inspect the Collateral and all (i) books and records of Borrower (in whatever form), and (ii) quality control processes of Borrower. Borrower agrees that, after the occurrence of an Event of Default, Bank, or a conservator appointed by Bank, shall have the right to establish such additional product quality controls as Bank, or said conservator, in its sole judgment, may deem necessary to assure maintenance of the quality of products sold by Borrower under the Trademarks. Except in connection with transactions in the ordinary course of Borrowers business, Borrower agrees (i) not to sell or assign its interest in, or grant any license under, the Intellectual Property, without the prior written consent of Bank, (ii) to maintain the quality of any and all products in connection with which the Trademarks are used, consistent with the quality of said products as of the date hereof, and (iii) to provide Bank, at least annually, with a certificate of an officer of Borrower disclosing all material transactions concerning the Intellectual Property, including, without limitation, assignments, licenses and sublicenses, and new Intellectual Property acquired.
	(e) Borrower will maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be satisfactory to Bank, and each such policy shall contain a clause or endorsement satisfactory to Bank naming Bank as mortgagee and a clause or endorsement satisfactory to Bank that such policy may not be cancelled or altered and Bank may not be removed as mortgagee without at least 30 days prior written notice to Bank; provided, however, that notwithstanding anything in this Agreement to the contrary, Borrower shall not be required to obtain receivables insurance. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that Borrower will not be deemed a coinsurer under applicable insurance laws, regulations, policies or practices. Borrower hereby assigns to Bank and grants to Bank a security interest in any and all proceeds of such policies and authorizes and empowers Bank to adjust or compromise any loss under such policies and to collect and receive all such proceeds. Borrower hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Bank and not to Borrower and Bank jointly. Borrower authorizes and empowers Bank to execute and endorse in Borrowers name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to Bank under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including attorneys fees) incurred by Bank in the collection and handling of such proceeds, the net proceeds may be applied, at Banks option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Bank, or as a credit against such of the Obligations, whether matured or unmatured, as Bank shall determine in Banks sole discretion.
	(f) All books and records pertaining to the Collateral are located at the Business Premises and Borrower will not change the location of such books and records without the prior written consent of Bank.
	(g)     Except for (i) any vehicles of Borrower,
(ii) Collateral in transit to Borrower or to customers of Borrower, and
(iii) mobile goods of a type normally used in more than one jurisdiction, all of the Collateral is, and, unless Bank shall consent otherwise in writing, shall remain located at the Business Premises.
	(h) Borrower shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as Bank may request to vest in and assure to Bank its rights hereunder or in any of the Collateral, including, without limitation, the execution and delivery of financing statements, financing statement amendments and/or continuation statements, assignments of trademarks and powers of attorney in connection therewith, and Borrower agrees to pay all taxes, fees and costs (including attorneys fees) paid or incurred by Bank in connection with the preparation and filing or recordation thereof.
	(i) A carbon, photographic or other reproduction of this Agreement or any financing statement signed by Borrower in connection with this Agreement shall be sufficient as a financing statement.
	(j) Whenever required by Bank, Borrower shall promptly deliver to Bank, with all endorsements and/or assignments required by Bank, all instruments, chattel paper, guaranties and the like received by Borrower constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.
	(k) If any Receivable arises out of a contract with the United States of America or any State, county, municipality or any department, agency or instrumentality thereof, Borrower shall immediately notify Bank thereof and, if required by Bank, execute and deliver any agreements, notices and/or assignments and do such other things as may be satisfactory to Bank in order that all sums due and to become due to Borrower under such contract shall be duly assigned to Bank in accordance with the Federal Assignment of Claims Act (31
United States Code 1203; 41 United States Code 15) and/or any other applicable federal, State and local laws and regulations relating to the assignment of governmental obligations.
	(l) Borrower agrees that until the Obligations shall have been satisfied in full and this Agreement shall have been terminated, Borrower will not, without Banks prior written consent,
(i) consign any Collateral to any consignee, (ii) store or place any Collateral with any warehouseman, artisan, processor, contractor or bailee, or (iii) enter into any agreement (for example, a license agreement) which is inconsistent with Borrowers obligations under this Agreement. Borrower further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would materially adversely affect the validity or enforcement of the rights transferred to Bank under this Agreement. Nothing herein shall be interpreted to prohibit Borrower from accepting keg deposits in the ordinary course of business as currently conducted.
	(m) The Copyrights, Patents, Trademarks and Licenses listed on Schedule 1 constitute all of the Copyrights, Patents, Trademarks and Licenses registered or filed in the United States and now owned by Borrower. If, before the Obligations shall have been satisfied in full, Borrower shall (i) obtain rights to any new patentable inventions, copyrights, trademarks, trademark registrations, tradenames or licenses, or (ii) become entitled to the benefit of any patent, copyright or trademark application, trademark, trademark registration, or license renewal, or apply for any reissue, division, continuation, certificate of reexamination, renewal, extension or continuation-in-part of any Patent or improvement on any Patent, the security interest of Bank granted hereunder shall automatically attach thereto and Borrower shall give to Bank prompt written notice thereof.
3.03 Collateral Collections. Bank shall have the right at any and all times following the occurrence of an Event of Default, to: (a) notify and/or require Borrower to notify any or all account debtors and other obligors on Receivables to make payments thereon directly to Bank or in care of a post office lock box under the sole control of Bank established at Borrowers expense subject to Banks customary arrangements and charges therefor, and to take any or all action with respect to Receivables as Bank shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to Borrower or any guarantor therefor; (b) require Borrower to segregate and hold in trust for Bank and, on the day of Borrowers receipt thereof, transmit to Bank in the exact form received by Borrower (except for such assignments and endorsements as may be required by Bank), all cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral for application, upon collection when applicable, against such of the Obligations, whether matured or unmatured, as Bank shall determine in its sole discretion; and/or (c) establish and maintain at Bank a Repayment Account, which shall be under the exclusive control of and subject to the sole order of Bank and which shall be subject to the imposition of such customary charges as are imposed by Bank from time to time upon such accounts, for the deposit, as a tender of payment of the Obligations, of cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral coming into Banks possession pursuant to the terms of this Agreement and from which Bank may, in its sole discretion, at any time and from time to time, withdraw all or any part of the balance for application against such of the Obligations, whether matured or unmatured, as Bank shall determine in its sole discretion.
4.  REPRESENTATIONS AND WARRANTIES

To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank that:
4.01 Good Standing. Borrower and each Subsidiary is a corporation duly organized, legally existing and in good standing under the laws of the State of its incorporation, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.
4.02 Authority. Borrower has full power and authority to enter into this Agreement and all Other Agreements executed by it in connection with this Agreement, to execute and deliver all documents and instruments required hereunder and thereunder, and to incur and perform the obligations provided for herein and therein, all of which have been duly authorized by all necessary corporate, partnership and other action, and no consent or approval of any person, including, without limitation, its stockholders or partners, and any governmental authority, which has not been obtained, is required as a condition to the validity or enforceability hereof or thereof.
4.03    Binding Agreements.  This Agreement and all Other
Agreements executed by Borrower in connection with this Agreement have been duly executed and delivered by Borrower, and constitute, and will continue to constitute, the valid and legally binding obligations of Borrower, and are, and will continue to be, fully enforceable against Borrower in accordance with their terms, subject to bankruptcy and other laws affecting the rights of creditors generally.
4.04 No Conflicting Agreements. The execution, delivery and performance by Borrower of this Agreement and all Other
Agreements executed by Borrower in connection with this Agreement, and the borrowings hereunder, will not violate (i) any provision of law or any order, rule or regulation of any court or governmental authority,
(ii) the corporate Articles of Incorporation or bylaws of Borrower or any Subsidiary, or (iii) any instrument, contract, agreement, indenture, mortgage, deed of trust or other document or obligation to which Borrower or any Subsidiary is a party or by which any one or more of them, or any of their property, is bound.
4.05 Litigation. Except as heretofore disclosed to Bank in writing, there are no judgments, injunctions or similar orders or decrees, claims, actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary, or any property of Borrower or any Subsidiary, at law or in equity, by or before any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could result in any material adverse change in the business, operations, properties or in the condition, financial or otherwise, of Borrower, and neither Borrower nor any Subsidiary is, to Borrowers knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a material adverse effect on Borrower.
4.06    Financial Condition.  (a) None of Borrower and
Subsidiaries is insolvent (as defined in Section 101 of the United States Bankruptcy Code), unable to pay its debts as they mature or engaged in business for which its property is an unreasonably small capital.
	(b) None of Borrower and Subsidiaries is or has been the subject of any bankruptcy, reorganization, insolvency, readjustment of debt, trusteeship, receivership, dissolution or liquidation law, statute or proceeding.
	(c) The financial statements of Borrower for the fiscal years ending December 31, 1994, and December 31, 1995, and the Form
10-Q filed by Borrower with the Securities and Exchange Commission for the quarterly accounting period ending March 31, 1996, and heretofore delivered to Bank are true and complete, fairly present the financial condition of Borrower as at such dates and the results of its operations for the periods then ended and were prepared in accordance with GAAP applied on a consistent basis for prior periods. There is no Indebtedness of Borrower as of the date of such statements which is not reflected therein and no material adverse change in the operations or financial condition of Borrower has occurred since the date of such statements.
The pro forma income statements of Borrower for the years ending
December 31, 1996, December 31, 1997, December 31, 1998, and
December 31, 1999, heretofore delivered to Bank, are complete and fairly present Borrowers projections for such periods, subject to the assumptions set forth therein (which assumptions Borrower believes to be reasonable) and which projections Bank recognizes to be uncertain and subject to change.
4.07 Taxes. Borrower and each Subsidiary has paid or caused to be paid all federal, State, local and foreign taxes to the extent that such taxes have become due and has filed or caused to be filed all federal, State, local and foreign tax returns which are required to be filed by Borrower and each Subsidiary. Without limitation of the foregoing, Borrower represents and warrants to Bank that it has paid and discharged all gallonage taxes on beer (including, without limitation, those taxes imposed under Section 5051 of the Code) within the time limits imposed by applicable law (including, without limitation, those time limits imposed pursuant to Section 5061 of the Code).
4.08 Title to Properties. Borrower has good and marketable title to all of its properties and assets (including the Collateral) and all of the properties and assets of Borrower are free and clear of Liens, except for Permitted Liens.
4.09 Place of Business. Borrowers only places of business are located at the Business Premises and Borrowers chief executive office is currently located at 103 South Carroll Street, Frederick, Maryland 21701. Upon the commencement of Borrowers lease with Blue
II with respect to the New Business Premises, the chief executive office of Borrower will be located at the New Business Premises. Borrower will not change such location(s) or have or maintain any other place of business without Banks prior written consent.
4.10 Financial Information. All financial statements, schedules, reports and other information supplied to Bank by or on behalf of Borrower heretofore and hereafter are and will be true and complete.
4.11 Subsidiaries. Except for Subsidiaries hereafter formed or acquired with Banks prior written consent, there are and will be no Subsidiaries.
4.12 Licenses and Permits. Borrower and each Subsidiary that is not an individual has duly obtained and now holds all licenses, permits, certifications, approvals and the like required by federal, State and local laws of the jurisdictions in which Borrower and each Subsidiary conducts its business and each remains valid and in full force and effect.
4.13    Certain Indebtedness.  There is no Indebtedness of
Borrower owing to any employee, officer, stockholder or director of Borrower other than accrued salaries, commissions and the like except as disclosed in Borrowers Prospectus dated March 5, 1996, under Certain Transactions - Related Party Transactions.
4.14 Brokers or Finders Commissions. No brokers or finders fee or commission is or will be payable in connection with this Agreement or the transactions contemplated hereby, and Borrower agrees to save harmless and indemnify Bank from and against any claim, demand, action, suit, proceeding or liability for any such fee or commission, including any costs and expenses (including attorneys fees) incurred by Bank in connection therewith. The provisions of this Subsection shall survive the termination of this Agreement and Banks security interest hereunder and the payment of all other Obligations.
4.15 Outstanding Indebtedness; Defaults. Borrower has no outstanding Indebtedness except as permitted by Subsection 7.01 hereof.
None of Borrower and Subsidiaries is in default under any instrument, contract, agreement, indenture, mortgage, deed of trust or other document or obligation to which Borrower or any Subsidiary is a party or by which any one or more of them, or any of their property, is bound.
4.16 Regulation U. Neither Borrower nor any Subsidiary owns or presently intends to acquire any margin stock as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System. None of the proceeds of any advances hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a purpose credit within the meaning of Regulation U.
4.17 Employee Matters. (a) With respect to each employee pension benefit plan, as defined in Section 3(2) of the ERISA (a
Retirement Plan), established or maintained or to which contributions have been made by or for Borrower, or any Subsidiary (including, for purposes of this Section, any other entity, whether or not incorporated, which is part of a controlled group including Borrower or which is under common control with Borrower, as defined in Sections 414(b) and (c) of the Code): (i) the Retirement Plan, including all amendments, is the subject of a favorable determination letter from the Internal Revenue
Service (or an application for such a letter is presently pending); (ii) the Retirement Plan is and has at all times been qualified, in form and operation, under Section 401(a) of the Code; (iii) the Retirement Plan is and has at all times been administered, maintained and operated in compliance with its terms and with all applicable provisions of the Code, ERISA and all other applicable federal, state and local laws (and all rules and regulations promulgated thereunder); (iv) neither Borrower nor any Subsidiary, nor, to the knowledge of any director or officer of Borrower or any Subsidiary, any other person or entity who or which is a party in interest as defined in Section 3(14) of ERISA, or a disqualified person as defined in Section 4975(e)(2) of the Code, has acted or failed to act with respect to the Retirement Plan in any manner which constitutes a breach of fiduciary responsibility within the meaning of Title I, Part 4 of ERISA, a prohibited transaction within the meaning of Section 4975 of the Code or Sections 406 through 408 of ERISA, or any other violation of ERISA; (v) no contributions to the Retirement Plan are past due; (vi) no proceedings, investigations, filings or other matters are pending before the Internal Revenue Service, the Department of Labor or any court with respect to the Retirement Plan or the operation thereof; (vii) if the Retirement Plan is a multiemployer plan, as defined in Sections 3(37) or 4001(a)(3) of ERISA, neither Borrower nor any Subsidiary has incurred, and neither Borrower nor any Subsidiary expects to incur, any withdrawal liability which has not been satisfied in connection with any complete or partial withdrawal from the Retirement Plan occurring on or before the date hereof; and (viii) if subject thereto, the Retirement Plan has been funded in accordance with the minimum funding standards described in
Section 412 of the Code and Title I, Subtitle B, Part 3 of ERISA (for which purpose there is no accumulated funding deficiency), and in accordance with principles that are actuarially sound for such Retirement Plan.
	(b) With respect to each Retirement Plan which is a defined benefit plan, as defined in Section 3(35) of ERISA: (i) no event has occurred within the l2 month period preceding the date hereof, or, to the knowledge of any director or officer of Borrower or any Subsidiary is threatened or about to occur, which would materially adversely affect the actuarial status of the Retirement Plan; (ii) no fact exists in connection with the Retirement Plan (or with respect to any other defined benefit plan maintained by Borrower or any Subsidiary at any time after September 2, 1974) which constitutes a reportable event (other than those for which notice has been waived by the Pension Benefit Guaranty
Corporation (the PBGC)) under Section 4043(b) of ERISA or which constitutes grounds for termination by, or other liability to, the PBGC pursuant to Title IV of ERISA; (iii) all premiums due the PBGC have been timely paid; and (iv) if the Retirement Plan were terminated, the termination would qualify under the standard termination procedure, as described in Section 4041(b) of ERISA (and Part 2617 of the PBGC regulations), without payment of any additional contributions by Borrower or any Subsidiary.
	(c) With respect to each employee welfare benefit plan, as defined in Section 3(1) of ERISA (a Welfare Plan), established or maintained or to which contributions have been made by or for Borrower or any Subsidiary: (i) the Welfare Plan is and has at all times been administered, maintained and operated in compliance with its terms and with all applicable provisions of ERISA and the Code (including the continuation coverage requirements for group health plans, commonly known as COBRA requirements, under Sections 106(b), 162(i)(2) &
(3), and 162(k) of the Code and Sections 601-607 of ERISA) and all other applicable federal, state and local laws (and all rules and regulations promulgated thereunder); (ii) neither Borrower nor any Subsidiary nor to the knowledge of any director or officer of Borrower or any Subsidiary, any other person or entity who or which is a party in interest as defined in Section 3(14) of ERISA, has acted or failed to act with respect to the Welfare Plan in any manner which constitutes a breach of fiduciary responsibility within the meaning of Title I, Part 4 of ERISA, a prohibited transaction within the meaning of Sections 406 through 408 of ERISA, or any other violation of ERISA; (iii) no contributions to the Welfare Plan are past due; (iv) no proceedings, investigations, filings or other matters are pending before the Department of Labor or any court, with respect to the Welfare Plan or the operation thereof; and (v) the Welfare Plan is either unfunded or is funded solely through insurance contracts.
	(d)     All Retirement Plans and Welfare Plans (jointly
Benefit Plans) are in substantial compliance with all applicable reporting, disclosure and other requirements of the Code and ERISA.
	(e) There are no actions, suits or claims pending or, to the best knowledge of Borrower or any Subsidiary, threatened with respect to any Benefit Plan, or any administrator or fiduciary thereof.
	(f) There are no strikes, work stoppages, material grievance proceedings or other material controversies pending, imminent or, to Borrowers knowledge and belief, threatened between Borrower and any employees of Borrower or between Borrower and any union or other collective bargaining unit representing employees of Borrower.
4.18    Compliance With Laws.  Except as disclosed in
Borrowers Prospectus dated March 5, 1996, under Business - Legal
Proceedings, none of Borrower and Subsidiaries is in violation of, or under investigation with respect to or threatened to be charged or given notice of a violation of, any applicable law, rule, regulation, order or judgment relating to any of its businesses, properties or operations, including, without limitation, ERISA, any law, rule, regulation or order regarding the collection, payment and deposit of employees income, unemployment and social security taxes or of sales, use or excise taxes, any Environmental Laws, any laws pertaining to occupational safety and health or any laws relating to public health.
4.19 Representations. All representations and information heretofore made or supplied to Bank by or on behalf of Borrower or any Subsidiary, including, without limitation, all representations and information heretofore made or supplied to Bank pursuant to or in connection with this Agreement or any of the Other Agreements or in connection with the Blue II Bond Financing and/or the Frederick Bond Financing, were, at the time made or supplied to Bank, true and complete in all material respects, and all representations and information hereafter made or supplied to Bank by or on behalf of Borrower or any Subsidiary, including, without limitation, all representations and information hereafter made or supplied to Bank pursuant to or in connection with this Agreement or any of the Other Agreements or in connection with the Blue
II Bond Financing and/or the Frederick Bond Financing, will be, at the time made or supplied to Bank, true and complete in all material respects.
5.  CONDITIONS OF LENDING

Unless Bank shall otherwise agree, Bank shall have no obligation to advance any funds to Borrower hereunder unless each of the following conditions precedent shall be satisfied as provided below or waived by the Bank in writing:
5.01 Documents. There shall have been delivered to Bank, appropriately completed and duly executed (when applicable), the following, each in form and substance satisfactory to Bank: (a) the Note;
(b) a certificate of the Secretary of Borrower to the effect that resolutions in form and content satisfactory to Bank authorizing the transactions contemplated hereby have been duly adopted and remain in full force and effect; (c) evidence satisfactory to Bank that all insurance coverages and all insurance clauses or endorsements required pursuant to this Agreement and the Other Agreements are in effect, together with copies of all insurance policies and endorsements; (d) a written opinion of counsel to Borrower, dated as of Closing and addressed to Bank, relating to such matters in connection with the transactions contemplated hereby as may be required by Bank; (e) such financing statements, assignments of copyrights, patents and trademarks and special powers of attorney in connection therewith as may be required by Bank; (e) a written agreement of the owner and landlord of each Business Premises and each storage location maintained by Borrower which is not owned by Borrower (including, without limitation, the New Business Premises) consenting to Banks security interest and enforcement of Banks rights in connection therewith; and (f) copies of all lease(s) to Borrower of any Business Premises not owned by Borrower (including, without limitation, the New Business Premises).
5.02 No Default. At Closing and at the time of every subsequent advance under this Agreement, Bank shall be fully satisfied that (a) all of the covenants, conditions, warranties and representations set forth herein and in the Other Agreements have been complied with and are true and complete on and as of such time with the same effect as though such covenants, conditions, warranties and representations had been made on and as of such time, (b) no Default and no Event of Default shall have occurred, and (c) the documents and matters required to be executed, delivered and/or Certified pursuant to Subsection 5.01 hereof shall be in full force and effect and/or true and complete, as the case may be.
5.03 Legal Matters. At Closing, all legal matters in connection therewith or incidental thereto shall be fully satisfactory to Banks counsel.
5.04 Related Transactions. All agreements, documents and instruments executed and/or delivered in connection with (a) the Frederick Bond Financing, (b) the Blue II Bond Financing, and (c) the leasing of the New Business Premises from Blue II to Borrower shall be satisfactory to Bank and all things required to be done by the parties thereto at or prior to closing thereunder shall be done prior to or contemporaneously with Closing hereunder. Without limitation of the foregoing, Bank shall have no obligation to advance any funds to Borrower hereunder unless and until MEDCO shall have advanced to Borrower the full amount of the proceeds from the sale of the Bond and such amount shall have been applied to the purchase of brewing equipment for use at the Business Premises.
5.05 SBA Commitment. Bank shall have received a commitment, in form and substance satisfactory to Bank, from the Mid-Atlantic Business Finance Company to provide from the U.S. Small
Business Administration (the SBA) 504 program equipment loan financing in an amount sufficient to repay the Loan on the Loan Maturity Date (the SBA Loan). Such commitment shall further provide that the obligations of Borrower with respect to the SBA Loan (and Liens on property of Borrower securing such Loan) shall be subordinated to the obligations of Borrower in connection with the Frederick Bond Financing (and Liens on property of Borrower securing such obligations).
5.06 Financial Condition at Closing. The financial condition of Borrower shall be satisfactory to Bank and there shall have been delivered to Bank such written statements, schedules or reports in such form, containing such information and accompanied by such documents as may be satisfactory to Bank concerning the financial condition of Borrower, any of the Collateral or any other matter or matters as Bank may require.
6.  AFFIRMATIVE COVENANTS

Borrower covenants and agrees with Bank that, until (a) all Obligations have been paid in full and (b) there exists no commitment by Bank which could give rise to any Obligations, Borrower will:
6.01    Financial Statements.  Furnish to Bank in writing:
(a) as soon as available but in no event more than 30 days after the end of each monthly accounting period of Borrower, a consolidated and consolidating statement of income and retained earnings of Borrower and any Subsidiaries for such period and for the period from the beginning of the current fiscal year of Borrower to the end of each period, and a consolidated and consolidating statement of cash flows of Borrower and any Subsidiaries for such period and for the period from the beginning of the current fiscal year of Borrower to the end of each period, and a consolidated and consolidating balance sheet of Borrower and any Subsidiaries as at the end of such period, setting forth in each case in comparative form figures for the budgeted results for such period and, commencing with the statements for the period ending April 30, 1997, figures for the corresponding periods in the preceding fiscal year of Borrower, all in detail and scope satisfactory to Bank, prepared in accordance with GAAP consistently applied, Certified by the chief financial officer of Borrower and accompanied by a certificate of that officer stating whether any Default or Event of Default has occurred and, if so, stating the facts with respect thereto; (b) as soon as available but in no event more than 90 days after the end of each fiscal year of Borrower, a consolidated and consolidating statement of income and retained earnings of Borrower and any Subsidiaries for such year, and a consolidated and consolidating statement of cash flows of Borrower and any Subsidiaries for such year, and a consolidated and consolidating balance sheet of Borrower and any Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of Borrower, all in detail and scope satisfactory to Bank, prepared in accordance with GAAP consistently applied and examined and audited by Coopers & Lybrand, LLP, or such other independent certified public accountants satisfactory to Bank in its discretion reasonably exercised, accompanied by a report of such independent certified public accountants with respect to such financial statements which is in accordance with GAAP, and accompanied by a certificate of the chief financial officer of Borrower stating whether any Default or Event of Default has occurred and, if so, stating the facts with respect thereto; and (c) promptly upon transmission thereof, copies of any financial statements, proxy statements, reports and the like which Borrower or any Subsidiary sends to its shareholders and copies of all registration statements (with exhibits) and all regular, special or periodic reports which Borrower or any Subsidiary files with the United States Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the United States Securities and Exchange Commission) or with any national stock exchange on which any of Borrowers or any Subsidiarys securities are listed and copies of all press releases and other statements made available by Borrower or any Subsidiary to the public concerning material developments in the business of Borrower and/or any Subsidiary.
6.02 Taxes. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon Borrower and each Subsidiary, its income and properties, prior to the date on which penalties attach thereto unless and to the extent only that the same are being diligently contested by Borrower or a Subsidiary, as the case may be, in good faith by appropriate proceedings, provided, however, that (a) Bank shall have been given reasonable prior written notice of intention to contest, (b) nonpayment of the same will not, in Banks sole discretion, materially impair any of the Collateral or Banks rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations, (c) no notice of lien with respect thereto is filed in any recording office, (d) Borrower or such Subsidiary at all times effectively stays or prevents any official or judicial sale of or action against any of the Collateral by reason of nonpayment of the same, and (e) Borrower or such Subsidiary establishes reasonable reserves for any liabilities being contested and for expenses arising out of such contest in accordance with GAAP. Notwithstanding the foregoing, Borrower unconditionally covenants to pay and discharge all gallonage taxes on beer (including, without limitation, those taxes imposed under Section 5051 of the Code) within the time limits imposed by applicable law (including, without limitation, those time limits imposed pursuant to Section 5061 of the Code).
6.03    Corporate Existence, Continuation of Business and
Compliance with Laws. Maintain, and cause each Subsidiary to maintain, its corporate existence in good standing; maintain, and cause each Subsidiary to maintain, in good standing its qualification to do business in each jurisdiction in which such qualification is required by law; continue, and cause each Subsidiary to continue, its business operations as now being conducted; and comply with, and cause each Subsidiary to comply with, all applicable federal, State and local laws, rules, ordinances, regulations and orders (including, without limitation, ERISA and all Environmental Laws).
6.04 Litigation. Promptly notify Bank in writing of any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Borrower or any Subsidiary.
6.05 Extraordinary Loss; Change in Condition. Promptly notify Bank in writing of (a) any event causing extraordinary loss or depreciation of the value of Borrowers or any Subsidiarys assets
(whether or not insured) and the facts with respect thereto, and (b) the occurrence of any material adverse change in Borrowers or any Subsidiarys business, assets, operations, business prospects or financial condition.
6.06 Books and Records. Keep and maintain, and cause each Subsidiary to keep and maintain, proper and current books and records in accordance with GAAP consistently applied and permit access by Bank to, reproduction by Bank of, copying by Bank from, and verification (by such means, including audits, as Bank may determine at Banks sole expense) by Bank of any information contained in, such books and records.
6.07 Maintenance of Properties. Maintain, and cause each Subsidiary to maintain, all properties and improvements necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business.
6.08 Patents, Franchises, etc. Maintain, preserve and protect all licenses, patents, franchises, trademarks and trade names of Borrower and each Subsidiary or licensed by Borrower or any Subsidiary which are necessary to the conduct of the business of Borrower or any Subsidiary as now conducted, free of any conflict with the rights of any other person. Without limitation of the foregoing, Borrower shall have the duty (a) to pay all taxes, fees or other amounts necessary to maintain in full force and effect all of the Intellectual Property, (b) to prosecute in a commercially reasonable manner any application or registration of the Intellectual Property pending as of the date hereof or thereafter until this Agreement is no longer in effect, (c) to make application or registration on copyrights and trademarks which have not been registered but which may be registered, as appropriate, (d) to preserve and maintain all rights in applications and registrations of the Intellectual Property, and (e) to take all steps as required by Bank to perfect any Liens acquired by Bank pursuant to Subsection 3.02(m) hereof, including, without limitation, filing and recording such new collateral assignments as may be required by Bank. Any expenses incurred in connection with such applications shall be borne by Borrower, and Bank shall have no obligation or liability to pay any taxes or fees nor shall Bank have any duties in connection with applications or maintenance of rights in the Intellectual Property.
6.09    Insurance.  (a) Maintain or cause to be maintained
(i) comprehensive casualty insurance policies insuring the Collateral, all other property of Borrower and all property of each Subsidiary against loss by fire, theft, explosion, collision and such other risks, in such amounts, subject to such loss deductible amounts and with such responsible insurance companies as may be satisfactory to Bank, in Banks discretion exercised in good faith, and, in all events, against such risks, in such amounts and subject to such loss deductible amounts as are customary in Borrowers or such Subsidiarys industry, as applicable, and in such minimum amounts that neither Borrower nor any Subsidiary will be deemed a coinsurer under applicable insurance laws, regulations, policies or practices; provided, however, that notwithstanding anything in this Agreement to the contrary, Borrower shall not be required to obtain receivables insurance., and (ii) endorsements to such insurance policies satisfactory to Bank, in Banks discretion exercised in good faith, naming Bank as loss payee with respect to all Collateral insured thereunder; (b) maintain or cause to be maintained (i) in the maximum amount available, flood insurance policies insuring all property of Borrower or any Subsidiary which is located in an area that has been, or subsequently is, identified as having special flood or mudslide hazards and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, as amended from time to time, and (ii) endorsements to such insurance policies satisfactory to Bank, in Banks discretion exercised in good faith, naming Bank as loss payee with respect to all Collateral insured thereunder; (c) maintain, and cause each Subsidiary to maintain, in amounts and with responsible insurance companies satisfactory to Bank, in Banks discretion exercised in good faith, such additional insurance against such risks and subject to such loss deductible amounts as may be satisfactory to Bank, in Banks discretion exercised in good faith, including, without limitation, personal injury and property damage liability insurance, automobile liability insurance, product liability insurance, workers compensation insurance, business interruption insurance, employee dishonesty insurance, and directors and officers liability insurance, all such insurance in all events to insure against such risks, in such amounts and subject to such loss deductible amounts as are customary in Borrowers or such Subsidiarys industry, as applicable; (d) maintain endorsements to all insurance policies of Borrower and Subsidiaries naming Bank as additional insured, which endorsements shall be satisfactory to Bank, in Banks discretion exercised in good faith, and endorsements to such policies satisfactory to Bank, in Banks discretion exercised in good faith, providing that such policies may not be cancelled or materially altered, and that Bank may not be removed as loss payee or additional insured, without at least 30 days prior written notice to Bank; and
(e) deliver to Bank from time to time, and periodically if Bank shall so require, evidence satisfactory to Bank that all insurance and policy endorsements required pursuant to this Agreement and the Other
Agreements are in effect.
6.10 Information. (a) Deliver to Bank promptly upon Banks request, and periodically if Bank shall so require, such written statements, schedules or reports (which shall be Certified if required by Bank) in such form, containing such information and accompanied by such documents as may be satisfactory to Bank from time to time concerning the Collateral, Borrowers or any Subsidiarys business, assets, operations, business prospects or financial condition or any other matter or matters, including, without limitation, copies of federal, State and local tax returns of Borrower and Subsidiaries, and permit Bank, its agents and designees, to discuss Borrowers or any Subsidiarys business, assets, operations, business prospects or financial condition with Borrowers or any Subsidiarys directors, officers, employees or agents;
and (b) promptly notify Bank in writing if any financial statement, schedule, report, certificate or information previously or hereafter supplied to Bank by or on behalf of Borrower or any Subsidiary, including, without limitation, any of the same previously or hereafter supplied to Bank pursuant to or in connection with this Agreement or any of the Other Agreements or any transaction involving or affecting
Borrower or any Subsidiary , shall, to Borrowers knowledge or belief, subsequently become inaccurate or misleading in any material respect.
6.11 Use of Proceeds. Use the proceeds of advances made under the Loan only for the purchase of brewing equipment for use at the New Business Premises and to pay the costs, expenses and fees payable by Borrower under this Agreement and the Other Agreements.
6.12 Notice of Event of Default. Immediately notify Bank of the occurrence of any Default or Event of Default and the facts with respect thereto.
6.13 Employee Benefit Plans. (a) At all times administer, maintain and operate, and cause each Subsidiary at all times to administer, maintain and operate, each of its Benefit Plans in conformity with all applicable provisions of ERISA and other federal and state statutes relating to employee benefit plans (including the continuation coverage requirements of ERISA and the Code for group health plans under Sections 106(b), 162(i)(2) & (3), and 162(k) of the Code and
Sections 601-607 of ERISA); (b) at all times make, and cause each Subsidiary at all times to make, all required contributions and premium payments under each Benefit Plan for all periods after the date hereof;
(c) comply with, and cause each Subsidiary to comply with, all applicable reporting, disclosure and other requirements of ERISA and the Code as they relate to Benefit Plans, and furnish Bank with copies of all reports filed in connection therewith promptly after the filing thereof;
(d) notify Bank immediately of any fact, including, without limitation, any reportable event under Section 4043(b) of ERISA, arising in connection with any Retirement Plan which might constitute grounds for the termination thereof by the PBGC; and (e) furnish to Bank, promptly upon its request therefor, such additional information concerning any Benefit Plan as Bank may request.
6.14 Environmental Laws. (a) At all reasonable times (after prior notice to Borrower (which may be given orally by telephone) if no Default or Event of Default shall have occurred), permit Bank, and its agents and designees, to enter upon and inspect all business premises owned, leased, subleased, occupied, operated or used by Borrower or any Subsidiary, and to conduct thereon, at Borrowers expense, such audit tests and examinations, including subsurface exploration and testing, as Bank may deem necessary to determine whether Borrowers or such Subsidiarys ownership, tenancy, occupation, operation and/or use of the premises, as the case may be, and the conduct of the activities engaged in thereon, are in compliance with Environmental Laws; provided, however, that Borrower shall not be required to pay the expense of any such audit test or examination more than once in any twelve-month period unless (i) an Event of Default shall have occurred, (ii) such audit or examination is required to be performed pursuant to any statute, law, regulation or order of any regulatory authority, or (iii) Bank in good faith believes that there is a reasonable basis for believing that a violation of the provisions of this Subsection 6.14 has occurred; (b) maintain, and cause all operators, tenants, subtenants, licensees and occupants of all property owned, leased, subleased, occupied, used or operated by Borrower or any Subsidiary to maintain, all such property free of all Hazardous
Substances, and prevent all such property from being used for the manufacture, generation, production, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substances; (c) promptly upon its receipt thereof, provide Bank with copies of all reports prepared by governmental and regulatory agencies, and all environmental auditors, engineers and others relating to or in connection with Borrowers compliance with Environmental Laws; and
(d) notify Bank in writing, promptly upon learning thereof, of (i) any notice that Borrower is not in compliance in any material respect with all terms and conditions of all permits, licenses and authorizations which are required under Environmental Laws, or that Borrower is not in compliance in any material respect with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental
Laws, and (ii) any notice or claim of any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower relating in any way to Environmental Laws.
6.15 Current Assets/Liabilities. Maintain a ratio of current assets to current liabilities of not less than (a) 1.25 to 1 as of September 30, 1996, and as of the end of each calendar quarter thereafter to (and including) the calendar quarter ending September 30, 1997, and (b) 1.5 to 1 as of December 31, 1997, and as of the end of each calendar quarter thereafter.
6.16 Tangible Net Worth. Maintain tangible net worth of not less than, and a ratio of debt to tangible net worth of not greater than (a) $2,000,000.00 and 3.25 to 1, respectively, as of September 30, 1996, and as of the end of each calendar quarter thereafter to (and including) the calendar quarter ending September 30, 1997, (b) $2,500,000.00 and 3.0 to
1, respectively, as of December 31, 1997, and as of March 31, 1998, and
(c) $2,500,000.00 and 2.5 to 1, respectively, as of June 30, 1998, and as of the end of each calendar quarter thereafter.
6.17 Cash Flow/Current Funded Debt. Maintain a ratio of cash flow to debt service of not less than (a) 1.5 to 1.0 tested as of December 31, 1997, as of March 31, 1998, as of June 30, 1998, as of September 30, 1998, and December 31, 1998, and (b) 2.0 to 1.0 tested as of March 31, 1999, and as of the end of each calendar quarter thereafter. For purposes hereof, cash flow shall mean net profits plus depreciation and amortization expense of Borrower, and shall be measured (x) as of December 31, 1997, for the calendar quarter then ending, and (y) as of the end of each calendar quarter thereafter, on a cumulative year-to-date basis. For purposes hereof, debt service shall mean, for each period during which cash flow is measured, the current portion of long term debt of Borrower (including, without limitation, the current portion of capital lease obligations) due and/or paid during such period.
7.  NEGATIVE COVENANTS

Borrower covenants and agrees with Bank that, until (a) all Obligations have been paid in full, and (b) there exists no commitment by Bank which could give rise to any Obligations, Borrower will not, directly or indirectly, without Banks prior written consent:
7.01 Indebtedness. Create, incur, assume or permit to exist any Indebtedness except (a) Indebtedness to Bank, (b) current
Indebtedness incurred in the ordinary course of business,
(c) Indebtedness to MEDCO in connection with the Frederick Bond
Financing, (d) existing Indebtedness disclosed herein or previously disclosed by Borrower to Bank in writing, and (e) Indebtedness which shall be consented to by Bank in writing in advance, in Banks sole discretion and, if required by Bank, subordinated to the Obligations by a written agreement satisfactory to Bank in form and substance.
7.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon any of Borrowers properties or assets, now owned or hereafter acquired by Borrower, other than Permitted Liens.
7.03 Merger, Sale of Assets, etc. Enter into or be a party to any merger, consolidation or share exchange, or suffer or permit to occur any merger, consolidation or share exchange to which any Subsidiary is a party, or suffer or permit any of Borrowers business, assets, operations or books and records to be merged, consolidated or commingled with any business, assets, operations or books and records of any other person;
sell, assign, transfer, convey or lease any interest in all or any substantial part of its property except in the ordinary course of Borrowers business as now being conducted; purchase or otherwise acquire, or suffer or permit the purchase or acquisition by any Subsidiary of, all or substantially all of the assets of any other person, any assets of any other person in a transaction which is subject to the Bulk Transfers Title of the Uniform Commercial Code of any jurisdiction, or any shares of stock of, or similar interest in, any other person; or enter into any transaction with any Affiliate except for transactions with Affiliates entered into in the ordinary course of Borrowers business on terms no less favorable to Borrower than would apply in a comparable arms length transaction with a person that is not an Affiliate. Notwithstanding the foregoing, Bank agrees that during the first eighteen (18) months after the date hereof, Borrower may sell in an arms-length transaction or transactions (collectively, the Permitted Equipment Dispositions)
Equipment located at the Existing Business Premises on the date hereof
(but in any event excluding any Equipment directly or indirectly purchased in whole or in part with the proceeds of the Frederick Bond Financing or the Loan).
7.04 Guaranties. Guarantee or otherwise in any way become or be responsible for obligations or Indebtedness of any other person, whether by agreement to purchase the Indebtedness of any other person, by agreement for the furnishing of funds to any other person for the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging Indebtedness of any other person, or otherwise, except that Borrower may endorse negotiable drafts for collection in the ordinary course of business.
7.05 Investments. Make any capital contribution to any other person or purchase or acquire a beneficial interest in any stock, securities or evidences of Indebtedness of, or make any investment or acquire any interest in, any other person, except (i) investments in federally insured certificates of deposit, (ii) direct obligations of the United States of America maturing within one year from the date of acquisition, and (iii) repurchase agreements with Bank.
7.06    Fiscal Year.  Change Borrowers fiscal year.
7.07 Loan. Make or permit to exist any loan to any person, not including advances for travel and the like made to officers and employees in the ordinary course of business.
7.08    Subsidiaries.  Form or acquire any Subsidiary.
7.09 Change of Name. Change the name of Borrower or permit any Subsidiary to change such Subsidiarys name.
7.10 Trade Names. Use any trade name other than Borrowers true corporate name or permit any Subsidiary to use any trade name other than such Subsidiarys true corporate name.
7.11    Employee Pension Plans.  With respect to any
Retirement Plan:  (a) engage, or knowingly permit any party in interest
(as defined in Section 3(l4) of ERISA) or any disqualified person (as defined in Section 4975(e)(2) of the Code) to engage, in any prohibited transaction; (b) knowingly incur, or permit any Subsidiary to knowingly incur, any accumulated funding deficiency under Section 302 of ERISA or Section 412 of the Code, whether or not waived; (c) terminate, or permit any Subsidiary to terminate, any Retirement Plan in a manner which could result in the imposition of a Lien on any property of Borrower or any Subsidiary pursuant to Section 4068 of ERISA; or
(d) take, or permit any Subsidiary to take, any action which would adversely affect the qualification of any Retirement Plan.
7.12 Sale-Leaseback. Except for leases in existence on the date hereof and previously disclosed to Bank in writing, and renewals or extensions thereof, become or be, or suffer or permit any Subsidiary to become or be, liable as lessee with respect to any lease of any property (real, personal or mixed) which has been or is to be sold or transferred by Borrower or such Subsidiary to any person or which Borrower or such Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower to any person in connection with such lease.
7.13 Stock Redemptions. Purchase, redeem, retire or otherwise acquire for value any shares of Borrowers capital stock or any other equity interest in Borrower, or suffer or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any shares of such Subsidiarys capital stock or any other equity interest in such Subsidiary.
7.14 Leases. Become or be liable as lessee with respect to any lease of any property, real, personal or mixed; provided, however, that Banks consent shall not be required in connection with (a) leases in existence on the date hereof and previously disclosed to Bank in writing and renewals or extensions thereof, (b) leases of equipment described on
Schedule 2 attached hereto and incorporated herein (provided, however, that the value of such equipment shall not exceed
$427,500.00 in the aggregate), and (c) such other leases which do not involve the lease of any property with a value in excess of $25,000.00 in any one instance, or $100,000.00 in the aggregate over any twelve-month period.
7.15 Dividends. Directly or indirectly declare or pay any dividend on, or make any other distribution with respect to (whether by reduction of capital or otherwise), any shares of its capital stock.
7.16 Asset Investments. Except for assets to be acquired with the proceeds of the Loan and/or the Frederick Bond Financing, make any investment(s) in noncurrent assets (which shall include fixed assets and capitalized value of leased equipment and leased real property) during any twelve-month period which exceeds $50,000.00.
7.17 Funded Debt. Redeem, call for redemption, purchase or otherwise acquire or retire, directly or indirectly, or make any optional prepayment of principal on, any Funded Debt (other than Funded Debt payable to Bank), or amend, alter or otherwise modify the provisions relating to any Funded Debt, if the effect of such amendment, alteration or other modification would or might be to accelerate such Funded Debt.
For purposes of this Subsection, Funded Debt shall include any obligation of Borrower to any person payable more than one year from the date of its creation which, under GAAP, is shown on the balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation). Notwithstanding the foregoing, Borrower shall be permitted to prepay any Funded Debt secured by the Equipment sold in any Permitted Equipment Disposition; provided, however, that such Funded
Debt may only be prepaid from the proceeds of such Dispositions.
8.  EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an Event of Default:
(a) Any representation or information previously or hereafter made or supplied to Bank by or on behalf of Borrower or any Subsidiary, including, without limitation, any representation or information previously or hereafter made or supplied to Bank pursuant to or in connection with this Agreement or any of the Other Agreements or any transaction with Bank involving or affecting Borrower or any Subsidiary, shall prove to have been, when made or supplied, false or misleading in any respect deemed material by Bank in good faith.
(b) Failure of Borrower to pay any of the Obligations, including, without limitation, any sum due Bank under this Agreement or any of the Other Agreements, when and as the same shall become due, whether at the due date thereof, by demand, by acceleration or otherwise, and such failure shall remain uncured for a period of 10 days after Bank shall have made written demand therefore.
(c) Occurrence of a default or event of default by Borrower or any Subsidiary with respect to, or acceleration or demand for payment prior to maturity of, any Indebtedness of Borrower or any Subsidiary to any person which is deemed material by Bank in good faith, or with respect to any Lien securing any Indebtedness of Borrower or any Subsidiary to any person which is deemed material by Bank in good faith.
(d) Failure of Borrower or any Subsidiary to observe or perform any warranty, covenant, condition or agreement to be observed or performed by Borrower or such Subsidiary under this Agreement or any of the Other Agreements.
(e) Borrower or any Subsidiary shall (i) admit in writing its insolvency or its inability to pay its debts as they mature, (ii) make a general assignment for the benefit of creditors, whether conditional or unconditional and whether or not such assignment is filed in court and whether or not any court assumes jurisdiction thereof, (iii) commence a case under or otherwise seek to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute or proceeding, or (iv) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Borrower or any Subsidiary or a substantial part of its property, or suffer any such receivership, trusteeship or proceeding to continue undismissed for a period of 60 days.
(f) Borrower or any Subsidiary shall become a debtor in any case under any chapter of the United States Bankruptcy Code.
(g) Dissolution of, or entry of any order, judgment, award or decree for the dissolution of, Borrower or any Subsidiary.
(h) Entry of any unstayed judgment, order, award or decree against Borrower or any Subsidiary which is uninsured to an extent deemed material by Bank in good faith, or which Bank determines in good faith, when aggregated with all other judgments, orders, awards and decrees outstanding against Borrower and Subsidiaries, could have a material adverse effect on the business, assets, operations or financial condition of Borrower or any Subsidiary, or on any rights of Bank with respect to any of the Collateral or any of the Obligations, or on the prospect for full and punctual payment and performance of all of the Obligations.
(i) A court of competent jurisdiction shall issue an injunction or restraint of Borrower or any Subsidiary in any manner from conducting its business in whole or in part deemed material by Bank in good faith.
(j) Any assets of Borrower or any Subsidiary deemed material by Bank in good faith shall be attached, levied upon, seized or repossessed or come into the possession of a trustee, receiver or other custodian.
(k) An adverse change deemed material by Bank in good faith shall occur with respect to the business, assets, operations or financial condition of Borrower or any Subsidiary, or otherwise with respect to the risks to Bank attending the Collateral, any commitments of Bank which could give rise to any Obligations or the prospect for payment in full of the Obligations, whether or not such adverse change otherwise constitutes an Event of Default.
(l)     [INTENTIONALLY OMITTED]
(m)     Borrower or any Subsidiary shall be or become insolvent
(as defined in Section 101(31) of the United States Bankruptcy Code) or unable to pay its debts as they mature.
(n) Termination or cancellation, without Banks prior written consent, of any lease or sublease of Borrower or any Subsidiary of any business premises of Borrower or any Subsidiary which Bank in good faith deems material to the conduct of the business of Borrower or any Subsidiary, including expiration of any such lease or sublease without renewal or extension, or the occurrence of any event or condition which could result in the termination or cancellation of any such lease or sublease unless such event or condition is waived by all parties to the lease or sublease and all other appropriate parties, or cured by Borrower or such Subsidiary, as the case may be, in accordance with the provisions of such lease or sublease.
(o) Termination of any contract, franchise, license, permit, authorization, certificate or right of Borrower or any Subsidiary which Bank in good faith deems material to Borrowers or such Subsidiarys business, assets, operations or financial condition.
(p) Suspension or revocation of any license, permit, certification, approval or the like required to be held by Borrower or any Subsidiary by federal, State, local or foreign laws and which Bank in good faith deems material to Borrowers or such Subsidiarys business, assets, operations or financial condition.
(q)     [INTENTIONALLY OMITTED]
(r)     Kevin Brannon, Marjorie A. McGinnis or Steven T.
Nordahl shall for any reason (including death) cease to be the chief executive officer, President and Vice President - Brewing Operations and Brewmaster, respectively, of Borrower, unless, within 60 days thereafter, Borrower shall have engaged a replacement officer who is satisfactory to Bank in its discretion exercised in good faith.
(s) Occurrence of any default or event of default under or as defined in (i) any of the Other Agreements, (ii) any document, instrument or agreement executed in connection with the Frederick Bond Financing, or (iii) any document, instrument or agreement executed in connection with the Blue II Bond Financing. Without limitation of the foregoing, the occurrence of any default or event of default under or as defined in the lease of the New Business Premises between Blue II and Borrower shall be an Event of Default hereunder.
(t) Borrower, any guarantor of all or any part of the Obligations or any other person shall revoke or terminate, or attempt to revoke or terminate, or notify Bank of revocation or termination of, any continuing obligations or agreements of Borrower, such guarantor or such other person relating in any way to any of the Obligations, including, without limitation, any continuing obligations or agreements of Borrower, such guarantor or such other person under any guaranty or subordination agreement.
9.  RIGHTS AND REMEDIES

9.01 Rights and Remedies of Bank. Upon the occurrence of an Event of Default described in Subsections 8(e), 8(f) or 8(g) of this Agreement, all of the Obligations shall automatically and immediately be due and payable. Upon and after the occurrence of an Event of Default, Bank may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Bank under the Other Agreements, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to Bank under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:
	(a) Declare the Note, all interest accrued and unpaid thereon and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.
	(b) Enforce the Liens granted to Bank hereunder and under the Other Agreements by collecting or liquidating all or any part of the Collateral or selling, assigning, leasing, renting, licensing or otherwise disposing of all or any part of the Collateral or any interest therein, in one or more parcels, at the same or different times, at public or private sale or disposition, or otherwise.
	(c) Establish and maintain at Bank, subject to Banks customary arrangements and charges therefor as established by Bank from time to time, a repayment account, which shall be under the exclusive control of and subject to the sole order of Bank, and require Borrower to deposit in the repayment account, not later than the first Banking Day following the day on which the same are received by Borrower, as a tender of payment of the Obligations or as security for any contingent or future Obligations, all cash, checks, drafts, money orders and other items of payment constituting Collateral, or collections or other proceeds of Collateral.
	(d) Institute any proceeding or proceedings to enforce the Obligations and any Liens of Bank.
	(e) Notify postal authorities to change the address for delivery of mail addressed to Borrower to such address as Bank may designate and receive, open and dispose of all mail addressed to Borrower.
	(f) Indorse Borrowers name on any promissory notes or other instruments, acceptances, checks, drafts, money orders or other items of payment constituting Collateral, or collections or other proceeds of Collateral, that may come into Banks possession or control from time to time.
	(g) Sign Borrowers name on any invoices to, drafts against and other notices and documents to account debtors or other obligors of Borrower and requests for verification of accounts and other amounts which may be due to Borrower.
	(h) Execute proofs of claim and loss on behalf of Borrower.
	(i) Apply all Collateral and proceeds of Collateral delivered to Bank or coming into Banks possession or control from time to time to any of the Obligations, or hold the same as security for any contingent or future Obligations.
	(j) At Borrowers expense, continue or complete, or cause to be continued or completed, performance of Borrowers obligations under any contracts of Borrower.
	(k) Use, operate, manage, control and exercise all rights of Borrower relating to, the Collateral and any other assets of Borrower, and collect all income and revenues therefrom.
	(l) Terminate, or cease extending credit under, any or all outstanding commitments or credit accommodations of Bank to Borrower or any Subsidiary.
	(m) Take exclusive possession of any or all of the Collateral from time to time and/or place a custodian in exclusive possession of any or all of the Collateral from time to time and, so far as Borrower or the property owner may give authority therefor, enter upon any premises on which any of the Collateral may be situated and remove the same therefrom, Borrower hereby waiving any and all rights to prior notice and to judicial hearing with respect to repossession of Collateral, and/or require Borrower, at Borrowers expense, to assemble and deliver any or all of the Collateral to such place or places as Bank may reasonably request.
	(n) With respect to any accounts, notes, instruments, chattel paper, tax refunds, contract rights, general intangibles or other debts or liabilities payable to Borrower securing the Obligations, notify any account debtors and other obligors thereon to make payments thereon directly to Bank, take control of the cash and noncash proceeds thereof, demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility therefor to Borrower or any guarantor of the all or any part of the Obligations.
	(o)     Sue in its own name to enforce the Intellectual
Property, and any licenses thereunder, and, if Bank shall commence any such suit, Borrower shall, at the request of Bank, do any and all lawful acts and execute any and all proper documents required by Bank in aid of such enforcement and Borrower shall promptly, upon demand, reimburse and indemnify Bank for all costs and expenses incurred by Bank in the exercise of its rights hereunder.
	(p) Endorse Borrowers name on all applications, documents, papers and instruments deemed necessary or desirable by Bank in the use of the Intellectual Property; take any other actions with respect to the Intellectual Property as Bank deems in the best interest of Bank; grant or issue exclusive or non-exclusive licenses under the Intellectual Property to any person; and assign, pledge, convey or otherwise transfer title in or dispose of the Intellectual Property to any person.
9.02 Disposition of Collateral. Borrower agrees that commercial reasonableness and good faith require Bank to give Borrower no more than ten days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made. All sales or other dispositions of Collateral may be made for cash, upon credit or for future delivery. In no event shall Borrower be credited with any part of the proceeds of liquidation, sale or other disposition of any Collateral until final payment thereon has been received by Bank in immediately available funds, and Bank shall have no obligation to delay any liquidation, sale or other disposition because the same may result in the imposition of any forfeiture, premium or penalty.
9.03 Costs and Expenses. Borrower agrees to pay to Bank, upon written demand by Bank from time to time, the amount of all expenses, including attorneys fees and expenses, paid or incurred by Bank (a) in exercising or enforcing or consulting with counsel concerning any of its rights hereunder, under the Other Agreements or under law, or
(b) in defending any and all non-meritorious or previously waived demands, claims, counterclaims, cross-claims, causes of action, litigation and proceedings of every kind and nature asserted, commenced or instituted against Bank, or any of Banks officers, directors or employees, by Borrower or any Subsidiary on account of, as a result of or relating to, any action taken or not taken by Bank in connection with the Loan, any other of the Obligations, the Collateral or enforcement or exercise by Bank of any rights or remedies of Bank under this Agreement, under any of the Other Agreements or under law. Borrower also agrees to pay to Bank, upon written demand by Bank from time to time, interest on the outstanding amount of such expenses paid by Bank, from the date of Banks demand for payment of such expenses until the same are paid in full, at the highest rate and calculated in the manner provided in the Note.
10.  MISCELLANEOUS

10.01   Performance for Borrower.  Borrower agrees and hereby
authorizes that Bank may, in Banks sole discretion, but Bank shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of Borrower, without prior notice to Borrower, in order to insure Borrowers compliance with any covenant, warranty, representation or agreement of Borrower made in or pursuant to this
Agreement or any of the Other Agreements, to continue or complete, or cause to be continued or completed, performance of Borrowers obligations under any contracts of Borrower, to cover overdrafts in any checking or other accounts of Borrower at Bank or to preserve or protect any right or interest of Bank in the Collateral or under or pursuant to this Agreement or any of the Other Agreements, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Borrower and compliance by Borrower with
Environmental Laws; provided, however, that the making of any such advance by Bank shall not constitute a waiver by Bank of any Event of
Default with respect to which such advance is made nor relieve Borrower of any such Event of Default. Any cost, expense or liability incurred by Bank or imposed upon Bank arising out of or in connection with the noncompliance by Borrower with the provisions of any Environmental
Laws shall be treated as an advance of funds on behalf of Borrower under this Subsection 10.01, and Borrower shall indemnify, defend and save harmless Bank from and against any such cost, expense or liability.
Borrower shall pay to Bank upon demand all advances made by Bank under this Subsection 10.01 with interest thereon at the highest rate and calculated in the manner provided in the Note. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Bank hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and
Banks security interest hereunder and the payment of all other
Obligations.
10.02   Expenses.  Whether or not any of the transactions
contemplated hereby shall be consummated, Borrower agrees to pay to
Bank, upon written demand by Bank from time to time, the amount of all expenses, including attorneys fees and expenses, paid or incurred by
Bank in connection with the preparation, or the amendment, modification, extension, renewal, refinancing, supplementation, replacement, waiver, release or termination, of this Agreement or any of the Other Agreements or any terms or conditions hereof or thereof or any rights or interests of Bank, Borrower or any other person relating to any of the foregoing, or otherwise in connection with the extension of credit hereunder and preparing for the extension of credit hereunder.  Borrower agrees to pay all expenses in connection with the filing or recordation of all financing statements and other documents as may be required by Bank at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes, filing fees and other costs and taxes incident to recordation of any document in connection herewith, and, if any such expenses shall be paid or incurred by Bank, to pay to Bank upon written demand the amount of such expenses.  Borrower also agrees to pay to Bank, upon written demand by
Bank from time to time, interest on the outstanding amount of all expenses paid by Bank referred to in this Subsection, from the date of
Banks demand for payment of such expenses until the same are paid in full, at the highest rate and calculated in the manner provided in the
Note.  Borrower also agrees to indemnify, protect and defend Bank, and save Bank harmless, from and against any and all claims, demands, damages, losses, liabilities, obligations, penalties, litigation, defenses, judgments, suits, actions, proceedings, costs and expenses (including, without limitation, attorneys fees and expenses and experts fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, paid or incurred by or asserted or awarded against Bank relating to, resulting from or arising out of (a) the use of any property owned, leased, subleased, occupied, used or operated by Borrower or any Subsidiary for the manufacture, generation, production, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substances, (b) the presence of any Hazardous Substances in or upon any such property, or (c) any violation of any Environmental
Law.
10.03   Applications of Collateral.  Except as may be otherwise
specifically provided in this Agreement, following the occurrence of an
Event of Default all Collateral and proceeds of Collateral coming into
Banks possession may be applied by Bank to any of the Obligations, whether matured or unmatured, as Bank shall determine in its sole discretion.
10.04   Further Assurances, Power of Attorney.  Borrower
agrees promptly to do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as
Bank may request in good faith to vest in and assure to Bank its rights hereunder or under any of the Other Agreements or in any of the
Collateral. Borrower hereby appoints Bank and its designees as attorney-in-fact of Borrower, irrevocably and with power of substitution, with authority to execute and deliver from time to time, in the name and stead of Borrower, all documents which Borrower is required to, but has failed or refused to, execute and deliver to Bank pursuant to this Agreement or any of the Other Agreements, and with authority to take all of the actions from time to time on behalf of Borrower, and in the name and stead of Borrower, which Bank is authorized to take under this Agreement and the
Other Agreements or which Bank in its good faith discretion deems necessary or advisable in order to cause Borrower to be in compliance with any of the terms of this Agreement or any of the Other Agreements or in order to carry out and enforce this Agreement and the Other
Agreements. Said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law which does not arise from its gross negligence or willful misconduct. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Bank which could give rise to any Obligations.
10.05   Waiver of Trial by Jury.  Borrower and Bank each
agrees that any action, suit or proceeding involving any claim, counterclaim or cross-claim arising out of or in any way relating, directly or indirectly, to this Agreement or the Other Agreements, or any liabilities, rights or interests of Borrower, Bank or any other person arising out of or in any way relating, directly or indirectly, to any of the foregoing, shall be tried by a court and not by a jury. Borrower and
Bank each hereby waives any right to trial by jury in any such action, suit or proceeding, with the understanding and agreement that this waiver constitutes a waiver of trial by jury of all claims, counterclaims and cross-claims against all parties to such actions, suits or proceedings, including claims, counterclaims and cross-claims against parties who are not parties to this Agreement or the Other Agreements. This waiver is knowingly, willingly and voluntarily made by Borrower and Bank, and
Borrower and Bank each acknowledges and agrees that this waiver of trial by jury is a material aspect of the agreements between Borrower and Bank and that no representations of fact or opinion have been made by any person to induce this waiver of trial by jury or to modify, limit or nullify its effect.
10.06   Additional Waivers by Borrower.  Borrower hereby
waives, to the extent the same may be waived under applicable law:
(a) notice of acceptance by Bank of this Agreement; (b) all claims, causes of action and rights of Borrower against Bank on account of actions taken or not taken by Bank in the exercise of Banks rights or remedies hereunder or under any of the Other Agreements, or under law, provided that the same did not arise from Banks gross negligence or willful misconduct; (c) all claims and causes of action of Borrower against Bank for punitive, exemplary or other non-compensatory damages; (d) all rights of redemption of Borrower with respect to any of the Collateral; (e) in the event Bank seeks to repossess any or all of the Collateral by judicial proceedings, any bonds or demands for possession which otherwise may be required; (f) all rights of Borrower to have marshalled the Collateral or any other security for any of the
Obligations; (g) presentment, protest, notice of protest and notice of nonpayment with respect to all of the Obligations; (h) settlement, compromise or release of the obligations of any person primarily or secondarily liable upon or obligated with respect to any of the
Obligations; (i) substitution, impairment, exchange or release of any direct or indirect security for any of the Obligations; and (j) any duty or obligation of Bank to disclose to Borrower any information concerning any other customer or client, or prospective customer or client, of Bank. Borrower agrees that Bank may exercise any or all of its rights and/or remedies hereunder, under the Other Agreements and under law without resorting to, without regard to, and regardless of the adequacy of, any security or other sources of liability with respect to any of the Obligations.
10.07   Waivers by Bank.  Neither any failure nor any delay on
the part of Bank in exercising any right, power or remedy hereunder, under any of the Other Agreements or under applicable law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without limitation of the foregoing, the failure or delay of Bank to accrue interest on the Loan at the Default Rate of
Interest following the occurrence of an Event of Default shall not operate as a waiver of such Event of Default or of Banks right at any time thereafter to accrue interest on the Loan at the Default Rate of Interest.
10.08   Payments, Setoff.  All payments required to be made by
Borrower hereunder shall be made by Borrower without setoff, counterclaim or deduction and shall be made to Bank in lawful money of the United States of America at Banks principal office (or at such other address as Bank may specify to Borrower in writing from time to time).
If any payment required to be made by Borrower hereunder shall be due on any day that is not a Banking Day, such payment may be made by
Borrower without default on the next succeeding Banking Day but any interest-bearing portions of such payment shall continue to accrue interest during such extension of time.  Bank shall have the right from time to time to charge and deduct from any deposit accounts of Borrower at Bank any amounts credited to such accounts and apply the same in order to pay principal amounts, interest charges, service charges, fees, expenses or any other sums or charges due and unpaid under this
Agreement or any of the Other Agreements. Bank shall have the right, in addition to all other rights and remedies available to it, to set off against any Obligations due and unpaid any sums or property owing to Borrower by Bank or held or controlled by Bank for Borrower.  Borrower hereby confirms Banks right to bankers lien and setoff, and nothing in this Agreement or any of the Other Agreements shall be deemed to replace, supersede, limit, waive or prohibit Banks right of bankers lien and setoff.
10.09   Confession of Judgment.  Borrower hereby authorizes
any clerk of court or any attorney-at-law to appear for Borrower before any court, having jurisdiction, within the United States or elsewhere, and, after one or more complaints filed, confess judgment against
Borrower as of any time after any of the Obligations are due (whether by demand, stated maturity, acceleration or otherwise) for the unpaid balance of the Obligations, including principal, interest, fees, court costs, late charges and expenses, together with attorneys fees equal to fifteen percent (15%) of the amount of such Obligations, for collection and release of all errors, and without stay of execution, and inquisition and extension upon any levy on real estate is hereby waived and condemnation agreed to, and the exemption of personal property from levy and sale is also hereby expressly waived, and no benefit of exemption shall be claimed under any exemption law now in force or which may be hereafter adopted. The foregoing authorities and powers to confess judgment shall not be exhausted by one or more exercises of any of them or by any imperfect exercise of any of them, shall not be extinguished by any judgment entered because of any of them and may be exercised before, during or after sale, liquidation or other disposition by Bank of any property directly or indirectly securing any of the
Obligations or exercise or enforcement by Bank of any other right or remedy of Bank with respect to the Obligations.  Borrower agrees that any agreements of Borrower contained in this Agreement or any of the
Other Agreements to pay any costs or expenses, including attorneys fees and expenses, paid or incurred by Bank shall not be merged into, or otherwise impaired by, any such judgment by confession, but Bank shall not be entitled to recover on account of such costs or expenses any amount in excess of the greater of (a) such costs or expenses included in any judgments by confession (without duplication), or (b) such costs or expenses actually paid or incurred by Bank.
10.10   Modifications.  No modification or waiver of any
provision of this Agreement or any of the Other Agreements, and no consent by Bank to any failure of Borrower or any other person to comply with any provision of this Agreement or any of the Other Agreements, shall in any event be effective unless the same shall be in writing signed by the person against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.
10.11  Notices.  Any notice or other communication in
connection with this Agreement, including demands for payment by Bank, shall be deemed to have been given when hand delivered to the party to whom directed, or, if transmitted by telex, facsimile transmission or by mail (whether or not registered or certified), when telexed, transmitted by facsimile transmission or deposited in the mail postage prepaid, respectively, provided that any such notice or communication shall be hand delivered or transmitted to a party hereto as provided below (or at such other address as such party shall specify in writing to the other parties hereto):
	(a)     if to Borrower, at 103 S. Carroll Street, Frederick,
Maryland 21701; and
	(b)     if to Bank, at Post Office Box 1077, Baltimore,
Maryland 21203.
10.12   Disclosure of Information.  Borrower consents and
agrees that Bank may issue press releases concerning, and otherwise publicly announce or publicize, financings provided by Bank to Borrower or Subsidiaries. Borrower hereby authorizes Bank to disclose to any subsidiary or affiliate of Bank, to any fiduciary institution (as fiduciary institution is defined in Subtitle 3 of Title 1 of the Financial
Institutions Article of the Annotated Code of Maryland, or any successor legislation) or to any banking institution, credit union or savings and loan association organized under the laws of any State, and hereby authorizes all subsidiaries and affiliates of Bank, all fiduciary institutions (as defined as above provided) and all banking institutions, credit unions and savings and loan associations organized under the laws of any State to disclose to Bank, the financial record of Borrower (as financial record is defined in Subtitle 3 of Title 1 of the Financial Institutions Article of the Annotated Code of Maryland, or any successor legislation). Subject to the foregoing, Bank agrees to hold all non-public information obtained pursuant to this Agreement and the Other
Agreements in accordance with its customary procedures for handling confidential information.
10.13   Law, Jurisdiction, Transfers of Interests and
Unenforceability.  The performance and construction of this Agreement and the Other Agreements shall be governed by the internal laws of the
State of Maryland (exclusive of principles of conflicts of laws).
Borrower agrees that any suit, action or proceeding instituted by Bank with respect to any of the Obligations, the Collateral, this Agreement or any of the Other Agreements may be brought in any State or federal court located in the State of Maryland (in addition to such other courts in which jurisdiction and venue may be appropriate), and Borrower consents to the in personam jurisdiction of such courts.  Borrower irrevocably waives any objection to, and any right of immunity from, the jurisdiction of such courts or the execution of judgments resulting therefrom, on the grounds of venue or the convenience of the forum. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and each reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, including, in the case of Borrower, the debtor in possession or trustee in any case under any chapter of the United States Bankruptcy Code in which Borrower is debtor. Borrower may not assign this Agreement or any of its rights hereunder without Banks prior written consent. Bank may at any time, in its discretion, assign, transfer or pledge to any person, or grant to any person a Lien in, this Agreement, any of the Other Agreements or any of its rights hereunder or thereunder.
In addition, Bank may sell, in such amounts, upon such terms and to such persons as Bank may determine, participations in its interests under this Agreement and/or any of the Other Agreements. In the case of each such assignment, transfer, pledge, grant or sale (or offer to assign, transfer, pledge, grant or sell), Bank may from time to time provide to the assignee, transferee, pledgee, secured party or participant (or to any potential or prospective assignee, transferee, pledgee, secured party or participant), any information and documents (or copies thereof) relating to this Agreement and the Other Agreements and related transactions, and relating to the business, assets, operations, business prospects or financial condition of Borrower and Subsidiaries.  If any term, provision or condition, or any part thereof, of this Agreement or any of the Other Agreements shall for any reason be found or held invalid or unenforceable by any court or governmental agency, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition, nor any other term, provision or condition, and this Agreement and the Other Agreements shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained herein or therein; provided, however, that if any rate of interest provided under this Agreement does or shall exceed the maximum interest rate which Borrower is permitted by law to contract or agree to pay, then such rate of interest shall immediately be deemed to be reduced to such maximum rate and all previous payments of interest in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest. All books and records of Bank and statements of account rendered by Bank to Borrower relating to the Obligations shall be presumed to be accurate, absent manifest error.
10.14   Changes in Laws.  In the event that, at any time or from
time to time after the date of this Agreement, the implementation of, or any change in, any law or regulation, or any guideline or directive
(whether or not having the force of law), or the interpretation or administration thereof by any central bank or other authority charged with the administration thereof, imposes, modifies or deems applicable any capital adequacy, reserve or similar requirement (including, without limitation, a request or requirement which affects the manner in which
Bank allocates capital resources to its commitments and extensions of credit, including, without limitation, its extensions of credit hereunder), and, as a result thereof, in the sole opinion of Bank, the rate of return on Banks capital as a consequence of its extensions of credit hereunder, is reduced to a level below that which Bank could have achieved but for such circumstances, then, in each such case, within 30 days after written demand by Bank from time to time, Borrower shall pay to Bank such additional amount or amounts as shall compensate Bank for such reduction in rate of return.  A certificate of Bank as to any such additional amount or amounts, in the absence of manifest error, shall be final and conclusive. In determining such amount or amounts, Bank may use any reasonable averaging and attribution methods.
10.15   Survival.  All covenants, conditions, agreements,
representations and warranties made herein and in the Other Agreements shall survive the execution and delivery hereof and thereof, shall survive Closing and shall continue in full force and effect until all Obligations have been paid in full and there exists no commitment by Bank which could give rise to any Obligations.
10.16   Merger and Integration.  This Agreement and the
attached Schedule(s) and Exhibits contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein, shall be valid or binding.
10.17   Counterparts.  This Agreement may be executed in any
number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.
10.18   Headings.  The headings and subheadings contained in
the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.
10.19   Recitals.  The Recitals hereto are hereby incorporated
into and made a part of this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed or
caused to be executed this Agreement under seal as of the date first above written.
ATTEST/WITNESS:         FREDERICK BREWING CO.


		By:
	(SEAL)
			Kevin Brannon
			Chief Executive Officer

		BORROWER


		SIGNET BANK


		By:
	(SEAL)
			Mark A. Cunningham
			Vice President

		BANK



STATE OF MARYLAND, TO WIT:

I HEREBY CERTIFY that on this _____ day of ____________________, 1996, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared Kevin Brannon, who acknowledged himself to be the Chief Executive Officer of Frederick Brewing Co., and that he, as such Chief Executive Officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing in my presence the name of the corporation by himself as Chief Executive Officer.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.


		Notary Public

My Commission expires:





STATE OF MARYLAND, TO WIT:

I HEREBY CERTIFY that on this _____ day of ____________________, 1996, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared Mark A. Cunningham, who acknowledged himself to be the Vice President of Signet Bank, and that he, as such, being authorized so to do, executed the foregoing instrument for the purposes therein contained.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.


		Notary Public

My Commission expires:






PERMITTED LIENS EXHIBIT

	Liens publicized by the following Financing Statements recorded with the Maryland State Department of Assessments and Taxation are Permitted Liens:

Recording References    Secured Party

File #131238264 Chad Kristen Mortgage & Investment
		Corporation

File #132288287 JVNW, Inc.

File #140948532 Potomac Industrial Trucks, Inc.

File #151378157 Potomac Industrial Trucks, Inc.
		(Assigned to Associates Commercial
		Corp.)

File #152408277 Clark Rental System, Inc.

File #161068699 Signet Bank



SCHEDULE 1


COPYRIGHTS, TRADEMARKS, PATENTS AND LICENSES


Copyright       Registration No.        Registration

STEEPLE STOUT        VA728865   June 30, 1995

SUBLIMATOR           VA728864   June 30, 1995
DOPPLEBOCK


Trademark               Status  Application Number.             Filing Date

BLUE RIDGE      Pending       74/552,082                        July 21, 1994

BLUE RIDGE      Pending       75/026,821                        November 17,
1995
BIRCH BEER

BLUE RIDGE      Pending       74/443,560                        October 4, 1993
LAGER

BLUE RIDGE      Pending       74/551,878                        July 21, 1994
BMNT & Design

CRANBERRY       Pending       75/026,820                        November 17,
1995
NOEL

HOPFEST         Pending       75/051,582                     January 31, 1996

STEEPLE Published             74/695,024                     June 29, 1995
STOUT

SUBLIMATOR      Published             74/695,011             June 29, 1995
DOPPLEBOCK


Patent  Application No. Filing Date

CARTON FOR DISPLAY          29/031,247  November 8,
1994
AND TRANSPORT OF
BEVERAGES


SCHEDULE 2

(To Be Provided)
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